Bradley Pharmaceuticals, Inc. and Subsidiaries

                       CONSOLIDATED BALANCE SHEETS

                             December 31,

                ASSETS                                1997           1996

CURRENT ASSETS
Cash and cash equivalents                       $    513,971    $     -
Accounts receivable - net of allowance for
  doubtful accounts of $61,000 in 1997 and
  $71,000 in 1996                                  1,748,856       2,736,037
Inventory                                            977,344       1,057,985
Prepaid samples and materials                      1,517,813       1,681,199
Prepaid expenses and other                            12,629          52,984
                                                ------------    ------------

Total current assets                               4,770,613       5,528,205


PROPERTY AND EQUIPMENT - AT COST, less
 accumulated depreciation of $1,050,000 in 1997
 and $900,000 in 1996                                277,805         343,428

INTANGIBLE ASSETS, NET                            13,044,147      14,831,536

OTHER ASSETS                                          89,317           -
                                                ------------    ------------

                                                $ 18,181,882    $ 20,703,169





The accompanying notes are an integral part of these statements.






                                  F-3




               Bradley Pharmaceuticals, Inc. and Subsidiaries


                     CONSOLIDATED BALANCE SHEETS

                            December 31,


LIABILITIES AND SHAREHOLDERS' EQUITY                   1997         1996

CURRENT LIABILITIES
  Current maturities of long-term debt          $     169,143  $  3,444,569
  Accounts payable and accrued expenses             3,170,549     4,719,160
  Revolving credit line                             1,269,757         -
  Income taxes payable                                133,932       193,276
                                                -------------  ------------
  Total current liabilities                         4,743,381     8,357,005

LONG-TERM DEBT, less current maturities               264,406       530,964

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
  Preferred stock, no par value; authorized,
  2,000,000  shares; issued - none                      -             -
  Common, Class A, no par value, authorized,
   26,400,000 shares; issued 8,174,295 in 1997
   and 7,692,267 shares in 1996                    14,653,927    13,970,240
  Common, Class B, no par value, authorized,
   900,000 shares; issued and outstanding,
   431,552 shares in 1997 and 1996                    845,448       845,448
  Treasury stock - Class A Common Stock - at cost
   (146,008 shares in 1997)                          (231,198)        -
Accumulated deficit                                (2,094,082)   (3,000,488)
                                                  ------------   -----------
                                                   13,174,095    11,815,200
                                                  -----------    -----------
                                                 $ 18,181,882  $ 20,703,169
                                                  ===========    ==========




The accompanying notes are an integral part of these statements.






                                   F-4







                 Bradley Pharmaceuticals, Inc. and Subsidiaries



                     CONSOLIDATED STATEMENTS OF INCOME

                        Years ended December 31,


                                                1997            1996


Net                                            $  15,023,762   $  12,769,266
Sales

Cost of                                            4,192,743       3,311,313
Sales
                                               -------------   -------------
                                                  10,831,019       9,457,953


Selling, general and administrative expenses       8,084,668       6,947,871
Depreciation and amortization                      1,488,794       1,855,141
Other income - litigation settlement,
  net of expenses                                                 (1,645,132)
Interest expense - net                               292,651         551,566
                                               -------------   -------------
                                                   9,866,113       7,709,446
                                               -------------   -------------
Income before income taxes                           964,906       1,748,507

Income tax expense                                    58,500         150,000
                                               -------------   -------------
NET INCOME                                     $     906,406   $   1,598,507
                                               =============   =============
Net income per common share - basic and diluted   $     0.11     $      0.22
                                               =============   =============





The accompanying notes are an integral part of these statements.






                                F-5




               Bradley Pharmaceuticals, Inc. and Subsidiaries



               CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                 Years ended December 31, 1997 and 1996


                                    Class A common stock,  Class B common stock,
                                        no par value           no par value
                                     Shares      Amount     Shares      Amount

Balance at December 31, 1995       6,780,267 $ 13,185,990   495,443  $ 845,448

Shares issued to Berlex Inc.
pursuant to amendment to asset
purchase agreement                 1,000,000    1,125,000
Shares issued for consulting
services                              12,000       16,875
Compensation charge for stock
  options issued to consultants                    58,000
Return and retirement of Class B
shares                                                      (63,891)     -
Disposition of investment in ITG
  Laboratories, Inc.                (100,000)    (415,625)
Net Income for the Year
                                  ----------- -----------   --------  --------

Balance at December 31, 1996       7,692,267   13,970,240   431,552    845,448

Stock options exercised               31,500       40,010
Other                                   -          56,274
Shares issued to Berlex, Inc.
pursuant to amendment to asset
purchase agreement                   450,000      586,215
Shares issued for consulting
services                                 528        1,188
Purchase of treasury stock, net
Net income for the year            ---------   ----------   -------    -------

Balance at December 31, 1997       8,174,295 $ 14,653,927   431,552    845,448




               Bradley Pharmaceuticals, Inc. and Subsidiaries



               CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY



                 Years ended December 31, 1997 and 1996



                                          Retained    Investment
                              Treasury    Earnings      in ITG
                                Stock    (accumulated Laboratories
                               Amount      deficit)       Inc.     Total


Balance at 12/31/95         $     -      $(4,598,995) $  (565,625) $ 8,866,818

Shares issued to Berlex
Inc. pursuant to asset
purchase agreement                                                   1,125,000
Shares issued for
consulting services                                                     16,875
Compensation charge
for stock options issued
to consultants                                                          58,000
Return and retirement of
Class B shares                                                            -
Disposition of investment
in ITG Laboratories, Inc                                 565,625       150,000
Net Income for the year                  1,598,507                   1,598,507
                           -----------  -----------  -----------  ------------
Balance at 12/31/96             -       (3,000,488)       -         11,815,200

Stock options exercised                                                 40,010
Other                                                                   56,274
Shares issued to Berlex,
Inc. pursuant to amendment
to asset purchase agree-
ment                                                                   586,215
Shares issued for
consulting services                                                      1,188
Purchase of treasury stock,
net                            (231,198)                              (231,198)
Net income for the year                      906,406                   906,406
                            -----------  -----------  -----------  -----------
Balance at 12/31/1997       $  (231,198) $(2,094,082) $    -      $ 13,174,095
                            ===========  ===========  =========== ============




              Bradley Pharmaceuticals, Inc. and Subsidiaries



                 CONSOLIDATED STATEMENTS OF CASH FLOWS

                      Years ended December 31,


                                                 1997            1996

Cash flows from operating activities
  Net income                               $    906,406    $  1,598,507
  Adjustments to reconcile net income
   to net cash provided by operating
   activities
     Depreciation and amortization            1,488,794       1,855,141
     (Gain) loss on sale of fixed assets           (534)          8,437
     Noncash compensation charges                 1,188          74,875
     Changes in operating assets
     and liabilities
        Accounts receivable                     987,181        (481,280)
        Inventory and prepaid samples
        and materials                           244,027       1,188,380
        Income taxes payable/refundable         (59,344)      1,957,532
        Prepaid expenses and other               40,354          58,392
        Accounts payable and accrued
        expenses                             (1,726,024)     (3,426,907)
                                             -----------     -----------
Net cash provided by operating
activities                                    1,881,868       2,833,077

Cash flows from investing activities
  Investment in Doak Pharmacal Co., Inc.         (5,852)         (7,236)
  Additional investments in trademarks,
  patents and other intangible assets          (117,250)       (350,244)
  Proceeds from disposition of common
  stock of ITG Laboratories, Inc.                13,500          33,000
  Purchase of property and equipment            (85,282)        (22,312)
  Proceeds from sale of fixed assets                800           6,200
                                             -----------      ----------
Net cash used in investing activities          (194,084)       (340,592)
                                             -----------      ----------

Cash flows from financing activities
  Payment of notes payable                   (2,252,382)     (3,048,549)
  Borrowings from revolving credit
   line, net                                  1,269,757           -
  Proceeds from exercise of stock options        40,010           -
  Purchase of treasury stock, net              (231,198)          -
                                              ----------      ----------
Net cash used in financing activities        (1,173,813)     (3,048,549)


  NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                              513,971        (556,064)

Cash and cash equivalents at
beginning of year                                 -             556,064
                                              ----------     -----------
Cash and cash equivalents at end of year   $    513,971    $      -
                                              ==========     ===========
Supplemental disclosures of cash flow
information:
  Cash paid during the year for:
    Interest                               $    156,000    $    224,000
    Income taxes                                105,000          42,000








See Note B for discussion of non-cash transactions for the Note Payable reduction relating to Berlex in 1997 and 1996.



The accompanying notes are an integral part of these statements.


                                  F-7